UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2014, the board of directors of Odyssey Marine Exploration, Inc. (“Odyssey”) appointed John D. Longley, Jr., 47, to the position of Chief Operating Officer of Odyssey.

Previously, Mr. Longley served as Senior Vice President, Director of Sales and Business Operations, since 2013, and Vice President, Director of Business Development since 2012. He joined Odyssey in 2005 as Director of Business Development. With over 25 years of marketing and business strategy experience, he has been integral in growing the company’s business opportunities including its attractions, the monetization of valuable shipwreck finds and exploring new deep-ocean opportunities that utilize Odyssey’s core competencies.

Mr. Longley has an instrumental role in executing major marketing programs and projects at Odyssey. Following the Gairsoppa silver recovery operations that took place in 2012 and 2013, Mr. Longley led the program to monetize the 110 tons of shipwreck silver bullion, which constituted the world’s largest precious metals recovery from a shipwreck in history. Mr. Longley also orchestrated the development of Odyssey’s global distribution network for shipwreck coins and collectibles, which now reaches millions of shipwreck collectible buyers, and directs Odyssey’s traveling exhibit SHIPWRECK! which has been on a tour through 13 North American cities since 2005 and continues today.

Prior to joining Odyssey, Mr. Longley served as Vice President of Sales and Marketing for Public Imagery from 2003 to 2005 and Director of Retail Marketing for Office Depot North American stores from 1998 to 2003. Mr. Longley graduated with a Bachelors of Science degree in Communications with a specialty in Advertising from Florida State University in 1989.

Upon his appointment to COO, Mr. Longley’s annual base salary was set at $200,000 per year. Mr. Longley is also entitled to participate in Odyssey’s performance-based annual incentive plan (which provides for a target bonus of 50% to 70% of Mr. Longley’s base salary) and Odyssey’s long-term incentive program (which provides for a target value ranging from 80% to 120% of Mr. Longley’s base salary).

In connection with his appointment as COO, the board of directors granted a stock option to Mr. Longley under Odyssey’s 2005 Stock Incentive Plan, entitling him to purchase 50,000 shares of common stock at an exercise price of $1.07 per share. The options will vest in three equal installments on October 6, 2015, 2016 and 2017, provided Mr. Longley is continuously employed by Odyssey through the vesting dates. The option will expire on October 6, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: October 8, 2014	By:	/s/ Philip S. Devine
Philip S. Devine
Chief Financial Officer